Exhibit 99.1
FOR IMMEDIATE RELEASE
THURSDAY, FEB. 23, 2006
GROUP 1 AUTOMOTIVE REPORTS 44 PERCENT RISE IN FOURTH-QUARTER EARNINGS
Declares First Quarterly Cash Dividend
HOUSTON, Feb. 23, 2006 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today reported that 2005 fourth-quarter net income rose 44 percent over the comparable period of 2004 to $16.2 million. Earnings per diluted share increased 40 percent to $0.66.
The company also announced that its board of directors declared its first cash dividend of $0.13 per share for the fourth quarter of 2005. The dividend will be paid on March 15, 2006, to stockholders of record on March 6.
Although total revenues for the quarter represented a 1 percent decrease from the prior year to $1.4 billion, a 50 basis-point improvement in total gross margin had a major impact on overall results. The margin improvement was driven by a 70 basis-point increase in used vehicle retail margins, a significant decrease in used vehicle wholesale losses and a 3.9 percent growth in parts and service sales. Additionally, the company realized for the fourth quarter a 280 basis-point reduction in total selling, general and administrative (SG&A) expenses to 80.4 percent of gross profit. Finally, results were positively impacted by adjustments to deferred tax items for certain assets and liabilities of $0.08 per diluted share, offset by asset impairment charges of $0.07 per diluted share.
“Despite lower domestic-brand new vehicle sales during the fourth quarter, our company was able to realize meaningful improvements in our overall profit performance,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “This improvement was made possible by strong performances in our used vehicle and parts and service businesses, two key areas of strategic focus. We were able to increase revenues in both areas, and I was particularly pleased with our dramatic improvement in managing our used vehicle inventory.”
Full-Year Results
For the year ended Dec. 31, 2005, income before cumulative effect of a change in accounting principle for the year was $70.3 million, or $2.90 per diluted share, compared with $27.8 million, or $1.18 per diluted share, in 2004. The 2005 results include the previously-noted favorable tax adjustments, asset impairments during the year and the net impact of Hurricanes Katrina and Rita on the company’s third- and fourth-quarter results.
Total revenues increased 9.8 percent to $6.0 billion, highlighted by a parts and service revenue increase of 14.9 percent. New vehicle revenues increased 9.7 percent, used vehicle revenues were up 8.8 percent, and finance and insurance revenues improved 7.6 percent over the prior year. On a same store basis, revenues were up 0.5 percent from 2004, with a 100 basis-point increase in same store operating margin to 2.8 percent.

Group 1 Automotive, Inc.
In February 2006, the company disposed of three franchises with 2005 revenues of $27.5 million. Additionally, Group 1 confirmed that it expects to acquire at least $300 million in estimated annual revenues in 2006.
Hesterberg noted that, “Our 2005 results demonstrate that we are making progress in our efforts to improve our profitability and return to shareholders. Despite our corporate restructuring, some key personnel changes and weak domestic-brand vehicle sales in the fourth quarter of 2005, we were able to turn in a very respectable profit performance. This is a testimony to the quality of our management team from Houston all the way through the individual dealership level. Additionally, our brand mix continues to strengthen with 66 percent of our revenue in the fourth quarter derived from luxury and import brands. I believe Group 1 Automotive has a very bright future due to our strong brands, experienced people and strong balance sheet. Our confidence in the company is reflected in the dividend that we announced today. This is just a small signal to confirm our intention to continue to enhance overall shareholder value while growing our company in a responsible and profitable manner.”
Group 1 provided 2006 full-year earnings guidance of $3.15 to $3.45 per diluted share based on assumptions of relatively flat industry sales, a 50 basis-point increase in interest rates and an estimated average of 24.5 million shares outstanding. Guidance includes the implementation of SFAS No. 123(R), “Share Based Payment,” that the company estimates will have a negative earnings impact of $0.10 per diluted share, and excludes the impacts of any future acquisitions or dispositions. This guidance is consistent with the company’s previously announced target of at least 15 percent annual earnings-per-share growth over the next three to five years.
About Group 1 Automotive, Inc.
Group 1 owns 95 automotive dealerships comprised of 139 franchises, 31 brands and 30 collision service centers located in California, Colorado, Florida, Georgia, Louisiana, Massachusetts, New Hampshire, New Jersey, New Mexico, New York, Oklahoma and Texas. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.
Group 1 Automotive can be reached on the Internet at www.group1auto.com.
This press release contains “forward-looking statements,” which are statements related to future, not past events. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, and (h) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.
FINANCIAL TABLES TO FOLLOW

Group 1 Automotive, Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2005	2004	% Change	2005	2004	% Change
REVENUES:
New vehicle retail sales	$883,068	$896,959	(1.5)%	$3,674,880	$3,348,875	9.7%
Used vehicle retail sales	255,790	251,256	1.8	1,075,606	988,797	8.8
Used vehicle wholesale sales	82,437	94,399	(12.7)	383,856	359,247	6.9
Parts and service	161,687	155,625	3.9	649,221	565,213	14.9
Finance and insurance	42,379	42,459	(0.2)	186,027	172,901	7.6

Total revenues	1,425,361	1,440,698	(1.1)%	5,969,590	5,435,033	9.8%

COST OF SALES:
New vehicle retail sales	819,134	831,903	(1.5)%	3,413,513	3,112,140	9.7%
Used vehicle retail sales	223,458	221,333	1.0	939,436	868,351	8.2
Used vehicle wholesale sales	84,132	97,487	(13.7)	387,834	367,513	5.5
Parts and service	73,928	70,031	5.6	296,401	255,263	16.1

Total cost of sales	1,200,652	1,220,754	(1.6)%	5,037,184	4,603,267	9.4%

GROSS PROFIT	224,709	219,944	2.2%	932,406	831,766	12.1%

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	180,618	182,901	(1.2)%	741,471	672,210	10.3%

DEPRECIATION AND AMORTIZATION EXPENSE	4,405	4,596	(4.2)%	18,927	15,836	19.5%

ASSET IMPAIRMENTS	2,620	3,338	(21.5)%	7,607	44,711	(83.0)%

INCOME FROM OPERATIONS	37,066	29,109	27.3%	164,401	99,009	66.0%

OTHER INCOME (EXPENSE):
Floorplan interest expense	(9,999)	(7,688)	30.1%	(37,997)	(25,349)	49.9%
Other interest expense, net	(3,948)	(5,672)	(30.4)	(18,122)	(19,299)	(6.1)
Loss on redemption of senior subordinated notes	—	—	—	—	(6,381)	(100.0)
Other income (expense), net	30	35	(14.3)	125	(28)	(546.4)

INCOME BEFORE INCOME TAXES	23,149	15,784	46.7%	108,407	47,952	126.1%

PROVISION FOR INCOME TAXES	6,995	4,589	52.4%	38,138	20,171	89.1%

INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE	16,154	11,195	44.3%	70,269	27,781	152.9%

CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE, NET OF TAX BENEFIT OF $10,231	—	—	—	(16,038)	—	N/A

NET INCOME	$16,154	$11,195	44.3%	$54,231	$27,781	95.2%

DILUTED EARNINGS PER SHARE:
Income before cumulative effect of a change in accounting principle	$0.66	$0.47	40.4%	$2.90	$1.18	145.8%
Cumulative effect of a change in accounting principle	—	—	—	(0.66)	—	—

Net income	$0.66	$0.47	40.4%	$2.24	$1.18	89.8%

Weighted average diluted shares outstanding	24,465,479	23,693,037	3.3%	24,229,208	23,493,899	3.1%

Group 1 Automotive, Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands)

	December 31,	December 31,
	2005	2004	% Change
ASSETS:

CURRENT ASSETS:
Cash and cash equivalents	$37,695	$37,750	(0.1)%
Contracts in transit and vehicle receivables, net	187,769	172,402	8.9
Accounts and notes receivable, net	81,463	76,687	6.2
Inventories	756,838	877,575	(13.8)
Deferred income taxes	18,780	14,755	27.3
Prepaid expenses and other current assets	23,283	26,046	(10.6)

Total current assets	1,105,828	1,205,215	(8.2)
PROPERTY AND EQUIPMENT, net	161,317	160,297	0.6
GOODWILL	372,844	366,673	1.7
INTANGIBLE FRANCHISE RIGHTS	164,210	187,135	(12.3)
OTHER ASSETS	29,419	27,900	5.4

Total assets	$1,833,618	$1,947,220	(5.8)%

LIABILITIES AND STOCKHOLDERS’ EQUITY:

CURRENT LIABILITIES:
Floorplan notes payable — credit facility	$407,396	$632,593	(35.6)%
Floorplan notes payable — manufacturer affiliates	316,189	215,667	46.6
Current maturities of long-term debt	786	1,054	(25.4)
Accounts payable	124,857	108,920	14.6
Accrued expenses	119,404	91,528	30.5

Total current liabilities	968,632	1,049,762	(7.7)
LONG-TERM DEBT, net of current maturities	158,074	156,747	0.8
ACQUISITION LINE	—	84,000	(100.0)
DEFERRED INCOME TAXES	28,862	33,197	(13.1)
OTHER LIABILITIES	25,356	24,288	4.4

Total liabilities before deferred revenues	1,180,924	1,347,994	(12.4)

DEFERRED REVENUES	25,901	32,052	(19.2)

STOCKHOLDERS’ EQUITY:
Common stock	246	239	2.9
Additional paid-in capital	276,904	265,645	4.2
Retained earnings	373,162	318,931	17.0
Accumulated other comprehensive loss	(706)	(173)	308.1
Deferred stock-based compensation	(5,413)	—	N/A
Treasury stock	(17,400)	(17,468)	(0.4)

Total stockholders’ equity	626,793	567,174	10.5

Total liabilities and stockholders’ equity	$1,833,618	$1,947,220	(5.8)%

BALANCE SHEET DATA:
Working capital	$137,196	$155,453	(11.7)%
Current ratio	1.14	1.15	(0.9)

Long-term debt to capitalization	20%	30%

Inventory days supply: (1)
New vehicle	56	70	(20.0)%
Used vehicle	28	29	(3.4)

(1)	Inventory days supply equals units in inventory as of the end of the period, divided by unit sales for the month then ended, times 30 days.

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
Region	State(s)	2005	2004	2005	2004
NEW VEHICLE UNIT SALES GEOGRAPHIC MIX:
Northeast	Massachusetts	12.3%	12.2%	13.0%	12.8%
	New Hampshire	0.6	—	0.3	—
	New Jersey	3.1	3.0	2.9	2.9
	New York	2.5	2.6	2.3	1.1

		18.5	17.8	18.5	16.8

Southeast	Florida	5.2	6.0	5.9	6.1
	Georgia	4.2	4.6	4.8	5.1
	Louisiana	8.1	5.6	5.8	6.4

		17.5	16.2	16.5	17.6

South Central	Oklahoma	10.1	10.7	11.5	12.0
	Central Texas	11.3	12.3	12.1	13.2
	Southeast Texas	18.5	15.4	15.4	14.7

		39.9	38.4	39.0	39.9

West Central	Colorado	0.3	1.1	0.8	1.2
	New Mexico	2.1	2.6	2.6	2.8
	West Texas	5.3	5.4	5.6	6.2

		7.7	9.1	9.0	10.2

California	California	16.4	18.5	17.0	15.5

Total		100.0%	100.0%	100.0%	100.0%

NEW VEHICLE UNIT SALES BRAND MIX:
Toyota/Scion/Lexus		31.1%	28.3%	29.2%	27.7%
Ford		17.5	18.8	18.5	20.5
DaimlerChrysler		14.2	14.8	14.8	14.1
Nissan/Infiniti		10.2	11.5	10.9	10.9
GM		8.7	9.9	9.8	10.7
Honda/Acura		10.2	8.8	9.6	9.5
Other		8.1	7.9	7.2	6.6

		100.0%	100.0%	100.0%	100.0%

NEW VEHICLE UNIT OTHER MIX:
Domestic		34.3%	36.9%	37.6%	40.6%
Import		46.4	45.5	46.1	45.4
Luxury		19.3	17.6	16.3	14.0

		100.0%	100.0%	100.0%	100.0%

Car		46.6%	43.7%	46.0%	42.8%
Truck		53.4	56.3	54.0	57.2

		100.0%	100.0%	100.0%	100.0%

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2005	2004	% Change	2005	2004	% Change
REVENUES:
New vehicle retail sales	$883,068	$896,959	(1.5)%	$3,674,880	$3,348,875	9.7%
Used vehicle retail sales	255,790	251,256	1.8	1,075,606	988,797	8.8
Used vehicle wholesale sales	82,437	94,399	(12.7)	383,856	359,247	6.9

Total used	338,227	345,655	(2.1)	1,459,462	1,348,044	8.3
Parts and service	161,687	155,625	3.9	649,221	565,213	14.9
Finance and insurance	42,379	42,459	(0.2)	186,027	172,901	7.6

Total	$1,425,361	$1,440,698	(1.1)%	$5,969,590	$5,435,033	9.8%

GROSS MARGIN:
New vehicle retail sales	7.2%	7.3%		7.1%	7.1%
Used vehicle retail sales	12.6	11.9		12.7	12.2
Used vehicle wholesale sales	(2.1)	(3.3)		(1.0)	(2.3)

Total used	9.1	7.8		9.1	8.3
Parts and service	54.3	55.0		54.3	54.8
Finance and insurance	100.0	100.0		100.0	100.0

Total	15.8%	15.3%		15.6%	15.3%

GROSS PROFIT (LOSS):
New vehicle retail sales	$63,934	$65,056	(1.7)%	$261,367	$236,735	10.4%
Used vehicle retail sales	32,332	29,923	8.1	136,170	120,446	13.1
Used vehicle wholesale sales	(1,695)	(3,088)	45.1	(3,978)	(8,266)	51.9

Total used	30,637	26,835	14.2	132,192	112,180	17.8
Parts and service	87,759	85,594	2.5	352,820	309,950	13.8
Finance and insurance	42,379	42,459	(0.2)	186,027	172,901	7.6

Total	$224,709	$219,944	2.2%	$932,406	$831,766	12.1%

UNITS SOLD:
Retail new vehicles sold	29,199	30,107	(3.0)%	126,108	117,971	6.9%
Retail used vehicles sold	15,777	16,018	(1.5)	68,286	66,336	2.9
Wholesale used vehicles sold	10,969	12,857	(14.7)	50,489	49,372	2.3

Total used	26,746	28,875	(7.4)%	118,775	115,708	2.7%

GROSS PROFIT (LOSS) PER UNIT SOLD:
New vehicle retail sales	$2,190	$2,161	1.3%	$2,073	$2,007	3.3%
Used vehicle retail sales	2,049	1,868	9.7	1,994	1,816	9.8
Used vehicle wholesale sales	(155)	(240)	35.4	(79)	(167)	52.7
Total used	1,145	929	23.3	1,113	970	14.7
Finance and insurance (per retail unit)	942	921	2.3	957	938	2.0

OTHER:
Adjusted used gross margin(1)	12.0%	10.7%		12.3%	11.3%
Adjusted used gross profit per retail unit(2)	$1,942	$1,675	15.9%	$1,936	$1,691	14.5%
SG&A expenses	$180,618	$182,901	(1.2)%	$741,471	$672,210	10.3%
SG&A as % revenues	12.7%	12.7%		12.4%	12.4%
SG&A as % gross profit	80.4%	83.2%		79.5%	80.8%
EBITDA Margin(3)	3.1%	2.6%		3.2%	2.8%
Operating margin	2.6%	2.0%		2.8%	1.8%
Pretax income margin	1.6%	1.1%		1.8%	0.9%

Floorplan interest	$(9,999)	$(7,688)	30.1%	$(37,997)	$(25,349)	49.9%
Floorplan assistance	8,083	8,748	(7.6)	35,610	33,206	7.2

Net floorplan benefit (expense)	$(1,916)	$1,060	(280.8)%	$(2,387)	$7,857	(130.4)%

(1)	Adjusted used gross margin equals total used vehicle gross profit, which includes net wholesale loss, divided by used vehicle retail sales revenues. The profit or loss on wholesale sales is included in this number, as these transactions facilitate retail vehicle sales and are not expected to generate profit.

(2)	Adjusted used gross profit per retail unit equals total used vehicle gross profit, which includes net wholesale loss, divided by retail used vehicle unit sales. The profit or loss on wholesale sales is included in this number, as these transactions facilitate retail vehicle sales and are not expected to generate profit.

(3)	Earnings before interest, taxes, depreciation, amortization, and asset impairments divided by total revenues.

Group 1 Automotive, Inc.
Additional Information — Same Store(1)
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2005	2004	% Change	2005	2004	% Change
REVENUES:
New vehicle retail sales	$871,235	$892,939	(2.4)%	$3,339,754	$3,344,855	(0.2)%
Used vehicle retail sales	252,963	250,001	1.2	997,393	987,542	1.0
Used vehicle wholesale sales	81,588	93,749	(13.0)	352,880	358,596	(1.6)

Total used	334,551	343,750	(2.7)	1,350,273	1,346,138	0.3
Parts and service	160,215	155,096	3.3	589,093	564,683	4.3
Finance and insurance	42,110	42,361	(0.6)	175,610	172,812	1.6

Total	$1,408,111	$1,434,146	(1.8)%	$5,454,730	$5,428,488	0.5%

GROSS MARGIN:
New vehicle retail sales	7.2%	7.3%		7.1%	7.1%
Used vehicle retail sales	12.7	12.0		12.7	12.2
Used vehicle wholesale sales	(2.1)	(3.3)		(1.1)	(2.3)

Total used	9.1	7.8		9.1	8.3
Parts and service	54.2	55.0		54.3	54.8
Finance and insurance	100.0	100.0		100.0	100.0

Total	15.8%	15.3%		15.7%	15.3%

GROSS PROFIT (LOSS):
New vehicle retail sales	$63,063	$64,769	(2.6)%	$235,955	$236,448	(0.2)%
Used vehicle retail sales	32,026	29,901	7.1	127,130	120,424	5.6
Used vehicle wholesale sales	(1,696)	(3,052)	44.4	(3,986)	(8,231)	51.6

Total used	30,330	26,849	13.0	123,144	112,193	9.8
Parts and service	86,891	85,283	1.9	319,640	309,638	3.2
Finance and insurance	42,110	42,361	(0.6)	175,610	172,812	1.6

Total	$222,394	$219,262	1.4%	$854,349	$831,091	2.8%

UNITS SOLD:
Retail new vehicles sold	28,904	29,974	(3.6)%	116,610	117,838	(1.0)%
Retail used vehicles sold	15,612	15,923	(2.0)	64,300	66,241	(2.9)
Wholesale used vehicles sold	10,874	12,775	(14.9)	47,377	49,290	(3.9)

Total used	26,486	28,698	(7.7)%	111,677	115,531	(3.3)%

GROSS PROFIT (LOSS) PER UNIT SOLD:
New vehicle retail sales	$2,182	$2,161	1.0%	$2,023	$2,007	0.8%
Used vehicle retail sales	2,051	1,878	9.2	1,977	1,818	8.7
Used vehicle wholesale sales	(156)	(239)	34.7	(84)	(167)	49.7
Total used	1,145	936	22.3	1,103	971	13.6
Finance and insurance (per retail unit)	946	923	2.5	971	939	3.4

OTHER:
Adjusted used gross margin(2)	12.0%	10.7%		12.3%	11.4%
Adjusted used gross profit per retail unit(3)	$1,943	$1,686	15.2%	$1,915	$1,694	13.0%
SG&A expenses	$178,820	$181,730	(1.6)%	$678,527	$671,038	1.1%
SG&A as % revenues	12.7%	12.7%		12.4%	12.4%
SG&A as % gross profit	80.4%	82.9%		79.4%	80.7%
EBITDA Margin(4)	3.1%	2.6%		3.3%	2.8%
Operating margin	2.6%	2.1%		2.8%	1.8%

Floorplan interest	$(9,853)	$(7,641)	28.9%	$(34,860)	$(25,301)	37.8%
Floorplan assistance	8,052	8,691	(7.4)	34,007	33,148	2.6

Net floorplan benefit	$(1,801)	$1,050	(271.5)%	$(853)	$7,847	(110.9)%

(1)	Same store amounts include the results for the identical months in each period presented in the comparison, commencing with the first month we owned the dealership and, in the case of dispositions, ending with the last month we owned it. Same store results also include the activities of the corporate office.

(2)	Adjusted used gross margin equals total used vehicle gross profit, which includes net wholesale loss, divided by used vehicle retail sales revenues. The profit or loss on wholesale sales is included in this number, as these transactions facilitate retail vehicle sales and are not expected to generate profit.

(3)	Adjusted used gross profit per retail unit equals total used vehicle gross profit, which includes net wholesale loss, divided by retail used vehicle unit sales. The profit or loss on wholesale sales is included in this number, as these transactions facilitate retail vehicle sales and are not expected to generate profit.

(4)	Earnings before interest, taxes, depreciation, amortization, and asset impairments divided by total revenues.